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                                                                    EXHIBIT 99.1

      ENDOCARE AND CRYOCATH FORM STRATEGIC ALLIANCE TO PENETRATE SURGICAL
                            CARDIAC ARRHYTHMIA MARKET

IRVINE, Calif. and KIRKLAND, Quebec, Sept. 25 /PRNewswire/ -- Endocare, Inc. (Nasdaq: ENDO), a leader in the development of high performance cryoablation technology, and CryoCath Technologies Inc. (TSE: CYT), the world leader in cryotherapy products to treat cardiovascular disease, jointly announced today that they have formed a strategic alliance with the signing of a five-year exclusive global supply and market access agreement.

Under the agreement, the two companies, based primarily on the Endocare proprietary cryoablation technology, will co-develop a new, advanced line of surgical probe systems to surgically treat cardiac arrhythmias, including atrial fibrillation (AF) -- a disorder characterized by rapid and chaotic beating of the atria that affects approximately 8 million people worldwide. CryoCath will purchase the newly developed systems from Endocare and market them on a global basis under the CryoCath trademark, "Surgifrost(TM)." Both companies estimate that the annual market opportunity for the surgical treatment of AF could grow to more than U.S. $200 million worldwide.

CryoCath believes it will be in a position to market this new line of products in the first half of calendar 2002 in both the U.S. and Europe, building on the 510(k) clearance Endocare has received from the U.S. Food and Drug Administration as well as the existing Endocare CE mark to market its cryoablation technology for the surgical treatment of arrhythmias in Europe. CryoCath President & CEO Steven G. Arless commented, "This partnership helps advance CryoCath's strategy of being the global leader in treating cardiovascular disease with leading-edge cryotherapy technology. Adapting Endocare's state-of-the-art surgical probe systems to treat AF complements our core catheter-based platform and will enable us to maximize our penetration of this large marketplace by offering a broader portfolio of tools to clinicians.

"Our strategic partnership with Endocare has two other key advantages," continued Arless. "Firstly, we will be able to more effectively leverage our current European sales network and secondly, we will accelerate our entry into the U.S. market to 2002, better preparing our sales and marketing infrastructure for the anticipated U.S. launch of our Freezor(TM) catheter cryoablation system in 2003."

Endocare Chairman and CEO Paul Mikus stated, "Endocare's targeted cryoablation technology has proven to be extremely effective in treating cancer, and a natural extension of this technology is to treat cardiac arrhythmias. A practical and effective method for treating AF has been something of a Holy Grail for the healthcare industry and CryoCath and its research partners have made great strides in making such a treatment a reality. CryoCath's selection of our technology as a key part of its strategy to develop a dominant position in the arrhythmia market is further evidence of the potentially large number of possible applications for our targeted cryoablation technology. Our two companies will now be able to offer cardiac surgeons a valuable new tool to treat AF as well as other arrhythmias.

"This agreement also signifies the continuing platform expansion of Endocare's proprietary technologies into additional disease management areas," Mikus added. "As data related to the



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ablation of cancer and other disease treatments continues to be uniformly positive, we expect this broadening of product offerings to accelerate the implementation of our business plan and provide diversity in our revenue streams."

The impetus for this alliance stems from feedback by electrophysiology thought leaders, which suggests that clinicians will require a portfolio of tools to treat this pervasive disease. Whereas it is believed that percutaneous devices (catheters) may ultimately treat approximately 75 percent of AF patients, the addition of a surgical probe alternative could increase the likelihood of treating virtually all AF patients.

ABOUT ATRIAL FIBRILLATION

Atrial fibrillation (AF) is a disorder of the heart characterized by rapid and chaotic beating of the atria and is the most common cause of stroke. AF increases a person's risk of having a stroke five-fold and has been shown to increase the risk of death by up to 90 percent. AF is caused by a disruption of the normal functioning of the electrical conduction system of the heart. The current gold-standard treatments for AF are various drug regimens that represent a palliative (not curative) approach. There is, however, increasing momentum behind new options for curative solutions that may treat the majority of AF cases. It is estimated that approximately 8 million patients in developed countries could benefit by an effective cure for AF.

ABOUT CRYOTHERAPY

Pre-clinical and clinical work has demonstrated the safe and effective use of 'cold energy' (cryotherapy) to treat a host of heart conditions. Unlike heat-based technologies that destroy structural tissue, the application of cryotherapy preserves structural tissue integrity. This benefit is achieved by selectively destroying the cellular components through intra- and inter-cellular ice formation while leaving the connective tissue matrix intact. As well, cryotherapy shows potential to greatly minimize one of the most harmful side effects of heat-based catheter treatments -- thrombosis, or blood clot formation, which can lead to stroke. The characteristics of cryotherapy make it a potentially superior treatment option for left-sided heart procedures, where heat-based therapies are limited by their safety and efficacy.

ABOUT ENDOCARE

Endocare, Inc. -- www.endocare.com -- is a vertically integrated medical device company that develops, manufactures and markets cryosurgical and stent technologies for applications in oncology and urology. Endocare has initially concentrated on developing devices for the treatment of the two most common diseases of the prostate, prostate cancer and benign prostate hyperplasia. Endocare is also developing cryosurgical technologies for treating tumors in other organs, including the kidney, lung, breast and liver.

ABOUT CRYOCATH TECHNOLOGIES, INC.

CryoCath -- www.cryocath.com -- is a medical technology company that leads the world in creating minimally invasive, catheter-based cryotherapy products to treat cardiovascular disease across three broad indications: tachyarrhythmia (CryoCath's primary focus), ischemia and restenosis. CryoCath has already successfully launched its first product, the Freezor(TM) CryoAblation System, in Europe and is developing additional products to expand its pipeline of products to treat tachyarrhythmia. CryoCath expects to achieve U.S. commercialization in 2003.



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This release contains forward looking statements. These statements are subject to risk and uncertainties including, but not limited to, those discussed in the Endocare's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to, limited operating history of the Company with a history of losses; fluctuations in the Company's order levels; uncertainty regarding market acceptance of the Company's new products; uncertainty of product development and the associated risks related to clinical trials; the rapid pace of technological change in the Company's industry; the Company's limited sales, marketing and manufacturing experience; the ability to secure and protect intellectual property rights relating to the Company's technology and the ability to convince health care professionals and third party payers of the medical and economic benefits of the Company's products. The actual results that the Company achieves may differ materially from any forward looking statements due to such risks and uncertainties. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

This news release contains certain forward-looking statements that reflect the current views and/or expectations of CryoCath Technologies Inc. with respect to its performance, business and future events. Such statements are subject to a number of risks, uncertainties and assumptions. Actual results and events may vary significantly.

For more information, please contact: Matt Clawson, Investors, matt@allencaron.com, or Len Hall, Media, len@allencaron.com, both of Allen & Caron, Inc., +1-949-474-4300, for Endocare, Inc.; Paul Mikus, President and CEO of Endocare, Inc., +1-949-595-4770; Mike Polonsky, Investors, +1-416-815-0700
ext. 231, mpolonsky@equicomgroup.com, or Joanna Longo, Media, +1-416-815-0700 ext. 233, jlongo@equicomgroup.com, both of The Equicom Group, for CryoCath Technologies Inc.; or Steven G. Arless, President and CEO of CryoCath Technologies, +1-514-694-1212



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